National Fuel Announces a Two-For-One Stock Split
and Increases Dividend for the 31st Consecutive Year

(June 14, 2001) BUFFALO, NEW YORK: The National Fuel Gas Company (NYSE:NFG) Board of Directors today approved a two-for-one stock split on National Fuel Gas Company common shares and approved a 5.2 percent increase in the regular quarterly dividend on the company’s common stock, raising the payout from 48 cents in June 2000 to 50.5 cents per share in June 2001. The new annual rate is $2.02 per share. This marks the 31st consecutive year that National Fuel has increased its dividend and the 99th year of uninterrupted dividend payments.

        Bernard J. Kennedy, Chairman and Chief Executive Officer said, “This promises to be an extraordinary year for our Company.* Our record earnings to date have put us on track for a year of unprecedented performance.* Today’s dividend action, which included a special increase of 4 cents in addition to a 6 cent increase which is the same as last year, plus the anticipated two-for-one stock split, demonstrate the value we continue to offer to our shareholders.”*

        The stock split is subject to the approval of the Securities and Exchange Commission under the Public Utility Holding Company Act. The record date for the stock split will be August 24, 2001 with a payable date of September 7, 2001.

        The dividend is payable July 16, 2001 to shareholders of record at the close of business on June 29, 2001. The company has approximately 39.4 million shares of common stock outstanding. There is no preferred stock outstanding.

        National Fuel is an integrated energy company with $3.5 billion in assets comprised of the following six operating segments: Utility, Pipeline and Storage, Exploration and Production, International, Energy Marketing and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

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National Fuel Announces Two-for-One Stock Split and
Marks 31th Year of Dividend Increases
Page 2.

*Certain statements contained herein, including those which are designated with an “*", are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions or weather conditions; changes in the availability or price of natural gas and oil; significant changes in competitive conditions affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting acquisitions, financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs; the nature and projected profitability of pending and potential projects and other investments; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance oil and gas property acquisitions and ability to operate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; regarding foreign operations - changes in foreign trade and monetary policies, laws, and regulations related to foreign operations, political and governmental changes, inflation and exchange rates, taxes and operating conditions; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees and the potential adverse effects if labor disputes or grievances were to occur; or changes in accounting principles or the application of such principles to the Company. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Media Contact:                Julie Coppola Cox (716) 857-7079
Analyst Contact:              Margaret Suto (716) 857-6987